EXHIBIT 10.3


                       SEVERANCE AND CONSULTING AGREEMENT

THIS SEVERANCE AND CONSULTING AGREEMENT (the "Agreement") dated as of September 1, 2000 (the "Agreement Date"), between American Gaming & Entertainment, Ltd., a Delaware Corporation (the "Company"), WOW Entertainment, Inc., an Indiana corporation ("WOW"), John F. Fisbeck, David B. McLane and Carter M. Fortune, (collectively, the "Controlling Stockholders"), and J. Douglas Wellington, a resident of New Jersey ("Executive").

WHEREAS, the Company and Executive had entered into an Employment Agreement dated December 31, 1999 (the "Employment Agreement"), and

WHEREAS, the Controlling Stockholders have entered into Stock Purchase Agreements (the "Stock Purchase Agreements") to buy all the common and preferred shares of the Company currently owned by Shamrock Holdings Group, Inc. ("Shamrock") and Richard C. Breeden, Trustee of the Bennett Funding Group, Inc., and

WHEREAS, upon the closing of the Stock Purchase Agreements, the Controlling Stockholders will become the majority stockholders of the Company, and

WHEREAS, the Controlling Stockholders and WOW desire the Company to terminate Executive as the President upon the closing of the Stock Purchase Agreements, and

WHEREAS, pursuant to Section 6 of the Employment Agreement, Executive is entitled to receive (i) payments through January 31, 2001 at the rate of $125,000 per year; and (ii) severance compensation in the amount of $125,000 as the date of his termination, and

WHEREAS, the Controlling Stockholders, WOW and the Company desire to continue to retain the benefit of Executive's experience and loyalty, and to engage Executive as a Consultant, and

WHEREAS, Executive desires to be so engaged.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1)  Severance.
a) One-half of the $125,000 severance payment payable upon termination of the employment of Executive shall be paid by the Company on January 31, 2001 (the remaining one-half to be paid by Shamrock on January 31, 2001, from the reserve account which was established by Shamrock for said severance payment).
b) The Company shall pay Executive his base salary under the Employment Agreement through September 30, 2000 on a bi-weekly basis. On September 30, 2000, the Company shall pay Executive the remainder of his base salary under the Employment Agreement.


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c)      On September 30, 2000, the Company shall pay Executive $1,500 for car and rent allowances through January 31, 2001. Any other reasonable expenses incurred by Executive in the fulfillment of his duties under this Agreement shall be paid by the Company in the normal course of business.
d) Each Controlling Stockholder and WOW jointly and severally guarantee the payments to Executive set forth in Sections 1(a) (as to the Company's share), (b) and (c) above.

2)  Consulting.
a) From the date of this Agreement through January 1, 2002, Executive shall assist the Company in transferring the functions previously performed by the Executive as President, General Counsel and Controller of the Company. For up to four hours per week, Executive shall also assist the Company in responding to inquiries and otherwise assisting the Company in addressing any issues arising from actions of the Company prior to the Agreement Date.
b) Executive's engagement as a Consultant is non-exclusive, and Executive may obtain a full-time position with any other company.
c) As consideration for Executive's engagement as a Consultant, the Company hereby agrees, on June 30, 2002, to grant Executive warrants to purchase 300,000 shares of common stock at $0.16 2/3 per share (amounts to be adjusted for any splits or reverse stock splits), exercisable immediately, for a period of six years, in the form set forth as Exhibit A.(1)
d) The Company shall give Executive the Hewlett Packard 8180 Pavilion computer and Gateway Solo 9100 Multimedia Notebook used by Executive.

3) Indemnification. WOW and the Controlling Stockholders (collectively, the "Indemnitor") shall indemnify the Executive against any liability, loss, cost, or expense including, without limitation, all attorneys fees and other litigation fees and expenses for the defense of any claim or action, as incurred, arising out of any claim or action or regulatory or governmental inquiry, investigation, or proceeding related to or attributable to the Stock Purchase Agreements or under this Agreement. The Indemnitor is entitled to assume and control the defense of any such action or claim, including without limitation, choosing his own counsel and experts. Executive may participate in the defense with his own counsel at his own expense.
4) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any and all oral or written understanding between the parties hereto.
5) Headings of No Effect. The Section headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.
6) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successor to or assigns of the Company, and Executive's heirs and the personal representative of Executive's estate.
7) Severability. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or

--------
1 Equal to warrants to purchase 50,000 shares of common stock at $1.00 per share after an anticipated 1 to 6 reverse stock split.


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    provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.
8) Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party hereto of compliance with any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.
9) Governing Law. All matters affecting this Agreement, including the validity hereof, are to be governed by, interpreted and construed in accordance with the laws of the State of Indiana, without regard to principles of choice of law. The parties consent to the personal and subject matter jurisdiction of the federal and state courts of the State of Indiana with regard to all actions, issues or disputes arising out of this Agreement
10) Notices. Any notice hereunder by either party hereto to the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to Executive, the notice shall be delivered or mailed to Executive at the address specified under Executive's signature hereto or such other address which Executive has advised the Company to send notice to, or if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices and to the attention of the President of the Company. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.



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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

AMERICAN GAMING & ENTERTAINMENT, LTD.


/s/ David B. McLane
------------------------
By: David B. McLane
Title: President








                    [SIGNATURE PAGE TO SEVERANCE AND CONSULTING AGREEMENT]



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WOW ENTERTAINMENT, INC.


/s/ David B. McLane
------------------------
By: David B. McLane
Title: President


/s/ John F. Fisbeck
------------------------
John F. Fisbeck


/s/ David B. McLane
------------------------
David B. McLane


/s/ Carter M. Fortune
------------------------
Carter M. Fortune











                    [SIGNATURE PAGE TO SEVERANCE AND CONSULTING AGREEMENT]


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/s/ J. Douglas Wellington
---------------------------
J. Douglas Wellington
51 Beech Road
Glen Rock, NJ 07452











                    [SIGNATURE PAGE TO SEVERANCE AND CONSULTING AGREEMENT]


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